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                                                                Exhibit 3.3

                              AMENDMENT TO THE BY-LAWS
                                         OF
                            NAVIGANT INTERNATIONAL, INC.
                               a Delaware Corporation

     Navigant International, Inc. adopts the following amendments to its By-Laws effective as of June __, 1998.

I.   ARTICLE I, SECTION 2 shall be amended to read in its entirety as follows:

     SECTION 2. Special Meetings. Except as otherwise provided in the Certificate of Incorporation, a special meeting of the stockholders of the Corporation may be called at any time by the Board of Directors, the Chairman of the Board or the President. Any special meeting of the stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as the Board of Directors or the officer calling the meeting may designate. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless all of the stockholders are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the meeting is meeting is held without notice.

II.  ARTICLE I, SECTION 3 shall be amended to read in its entirety as follows:

     SECTION 3. Notice of Meetings. At any annual meeting of stockholders, only such business shall be conducted as shall have been (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the annual meeting by a stockholder who is a stockholder of record at the time of the giving of the notice provided for in this SECTION 3 of this ARTICLE I and who shall be entitled to vote at such meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the reasons for conducting such business at the meeting, (iii) the name and record address of the

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stockholder proposing such business, (iv) the class or series and number of shares of the Corporation which are owned beneficially or of record by the stockholder and (v) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of such business by the stockholder and any material interest of the stockholder in such business, and (vi) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this SECTION 3 of this ARTICLE I; provided, however, that nothing in this SECTION 3 of this ARTICLE I shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

     The officer of the Corporation presiding at the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
SECTION 3 of this ARTICLE I, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this SECTION 3 of this ARTICLE I, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this SECTION 3 of this ARTICLE I.

III. ARTICLE I, SECTION 9 shall be amended to read in its entirety as follows:

     SECTION 9. No Consent of Stockholders in Lieu of Meeting. No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting of such stockholders.

IV.  ARTICLE II, SECTION 1 shall be amended to read in its entirety as follows:

     SECTION 1. Number and Term of Office. The number of directors of the Corporation shall consist of not less than one, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of the stockholders, the successor or successors of the class of directors whose term expires at that meeting shall be elected by a plurality of the votes cast at such meeting and entitled to vote in the election of directors and shall hold office for a term expiring at the annual meeting of the stockholders of the Corporation held in the third year following the year of their election. The directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as

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possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.  No director need be a stockholder.

V.   ARTICLE II, SECTION 5 shall be amended in its entirety as follows:

     SECTION 5. Special Meetings. Special meetings of the Board of Directors or any committee designated by the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the chairman of the Board of Directors, if any, by the president or by a majority of the members of the Board of Directors or any such committee, as the case may be.

     Except as otherwise provided by these Bylaws or the laws of the State of Delaware, written notice of each special meeting of the Board of Directors or any committee thereof setting forth the time and place of the meeting shall be given to each Director by the secretary or by the officer or Director calling the meeting not less than one (1) day prior to the time fixed for the meeting. Notice of special meetings may be either given personally, personally by telephone, or by sending a copy of the notice through the United States mail or by telegram, telex or facsimile, charges prepaid, to the address of each Director appearing on the books of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon. If notice be given by telegram, telex or facsimile, such notice shall be deemed to be delivered when the telegram, telex or facsimile, is delivered to the telegraph, telex or facsimile operator. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     A Director may waive, in writing, notice of any special meeting of the Board of Directors or any committee thereof, either before, at, or after the meeting; and his waiver shall be deemed the equivalent of giving notice. By attending or participating in a regular or special meeting, a Director waives any required notice of such meeting unless the Director, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting.

VI. ARTICLE IV, SECTIONS 2, 3 and 4 shall be amended in their entirety as follows:

     SECTION 2. Successful Defense. To the extent that a present or former Director or officer, or a present employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article IV or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     SECTION 3. Determination that Indemnification is Proper. Any indemnification of a Director or officer of the Corporation under Section 1 of this Article IV (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the present or former Director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth

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in Section 1.  Any indemnification of an employee or agent of the Corporation under Section 1 (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1. Any such determination shall be made, with respect to a person who is a Director or officer at the time of such determination,
(1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (3) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (4) by the stockholders.

     SECTION 4. Advance Payment of Expenses. Unless the Board of Directors otherwise determines in a specific case, expenses incurred by a Director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IV. Such expenses incurred by former Directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's legal counsel to represent such Director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

VII. ARTICLE VII shall be amended to read in its entirety as follows:

                                    ARTICLE VII
                                     Amendments

     The Board of Directors shall have the concurrent power with the stockholders to make, alter, amend, change, add to or repeal (collectively referred to as a "Change") the By-Laws of the Corporation; provided, however, that any Change of the By-Laws must be approved by either (a) a majority of the authorized number of directors or (b) the affirmative vote of the holders of not less than seventy-five percent (75%) of the then outstanding shares of stock entitled to vote.













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